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                              EMPLOYMENT AGREEMENT

AGREEMENT made as of this 21st day of March, 1997, by and between ICON CMT CORP., a Delaware corporation with an address at 1200 Harbor Boulevard, Weehawken, New Jersey (the "COMPANY"), and KENNETH J. HALL, an individual with an address at 49 Breezemont Avenue, Riverside, CT 06878 (the "EXECUTIVE").

                                     W I T N E S S E T H:

        WHEREAS, Company wishes to secure the employment of Executive with the Company and the Executive wishes to accept such employment upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1.     EMPLOYMENT

               The Company agrees to employ the Executive and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

        2.     TERM

               The "TERM" of Executive's employment hereunder shall commence upon execution hereof and continue until terminated by either Executive or Company. Executive acknowledges and agrees that his employment status is that of an employee-at-will and that Executive's employment may be terminated by Company or Executive at any time with or without cause (as defined in paragraph 8(b) below). The effective date of the termination of the Executive's employment with the Company, regardless of the reason therefor, is referred to in this Agreement as the "DATE OF TERMINATION".

        3.     Duties and Responsibilities

               (a) During the Term, the Executive shall have the position of Senior Vice President, Chief Financial Officer. The Executive shall report to the President of the Company and/or such other person or persons as the President or the Board of Directors of the Company (the "BOARD") may from time to time designate, at such times and in such detail as they shall reasonably require.

               (b) The Executive shall have all of the powers, duties and responsibilities customary to his office as are reasonably necessary to the

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operations of the Company and as may be assigned to him from time to time by the
President of the Company, consistent with his position as designated in paragraph 3(a) above.

               (c) The Executive will, at all times, use all reasonable efforts to perform his duties and responsibilities in a manner consistent with the policies of the Company as from time to time in effect and the parameters of the then-current profit plan and capital expenditure budget of the Company as provided by the Company. The Executive shall use his best efforts to ensure that the Company and its subsidiaries, if any, comply on a timely basis with all budgetary and reporting requirements reasonably requested by the President. In no event will the Executive, without the approval of the President of the Company, incur obligations on behalf of the Company other than in the ordinary course of business or enter into any transaction on behalf of the Company not in the ordinary course of business.

               (d) The Executive's employment by the Company shall be full-time and exclusive and, during the Term, the Executive agrees that he will (i) devote substantially all of his business time and attention, his best efforts, and all his skill and ability to promote the interests of the Company; (ii) carry out his duties in a competent and professional manner; (iii) work with other employees of the Company in a competent and professional manner; and (iv) generally promote the interests of the Company and its clients. Notwithstanding the foregoing, the Executive shall be permitted to engage in other business or charitable activities (as an active participant or a passive investor), provided that such activities are not rendered for a company which transacts business with the Company or competes with the Company (or, if such company does transact business with the Company or does compete with the Company, it is a publicly held corporation and the Executive's participation is limited to owning less than 1% of its outstanding shares) and further provided that such activities (individually or collectively) do not materially interfere with the performance of his duties or responsibilities under this Agreement.

               (e) The Executive's services hereunder shall be performed at the offices of the Company in Weehawken, New Jersey and New York, New York, subject to necessary travel requirements of his position and duties hereunder.

        4.     COMPENSATION

               (a) As compensation for his services hereunder and in consideration of his agreement not to compete as set forth in paragraph 8 below, during the Term, the Company shall pay the Executive, in accordance with its normal payroll practices, the base salary at an annual rate of $200,000 for the first year of the Term. After the first year of the Term, the Executive's annual




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rate of salary compensation may be increased in accordance with the salary review policy of the Company (currently every 12 months) and within the guidelines and budgeting procedures of the Company. Any adjustment to the Executive's salary shall become effective on the applicable salary review date.

        5.     PERFORMANCE BONUS

               (a) During the first year of Executive's employment, Executive will be eligible for performance bonuses (the "Performance Bonus") based on the Company's achievement of the revenue targets stated below.

               (b) The Performance Bonus, if any, will be paid, within 45 days of the end of the applicable quarter, as follows:

                             (i) if the Company achieves (A) $8,297,192 in Gross
                      Revenues in connection with sales of Products during the three month period ending on June 30, 1997, Executive will be paid $7,291, and (B) $6,233,423 in Gross Revenues in connection with sales of Services during such period, Executive will be paid $7,291;

                             (ii) if the Company achieves (A) $8,637,995 in
                      Gross Revenues in connection with sales of Products during the three month period ending on September 30, 1997, Executive will be paid $7,291, and (B) $9,544,138 in Gross Revenues in connection with sales of Services during such period, Executive will be paid $7,291;

                             (iii) if the Company achieves (A) $8,904,896 in
                      Gross Revenues in connection with sales of Products during the three month period ending on December 31, 1997, Executive will be paid $7,291, and (B) $13,743,247 in Gross Revenues in connection with sales of Services during such period, Executive will be paid $7,291;

                             (iv) if the Company achieves less than 100% but
                      greater than 75% of the Gross Revenues amounts stated in
                      (i) through (iv) above, in any of the time periods stated above, then the portion of the Performance Bonus which would otherwise paid by the Company with respect to such period shall be reduced pro rata (i.e. if the Company achieves 80% of the Gross Revenues amounts, Executive will be paid 80% of the Performance Bonus contemplated above for the relevant period); and



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                             (v) if the Company achieves greater than 100% of
                      the Gross Revenues amounts stated in (i) through (iv) above, in any of the time periods stated above, then the portion of the Performance Bonus that would otherwise paid by the Company with respect to such period shall be increased pro rata (i.e. if the Company achieves 110% of the Gross Revenues amounts, Executive will be paid 110% of the Performance Bonus contemplated above for the relevant period).

               (c) For purposes of this Agreement, (i) "PRODUCTS" and "SERVICES" shall be defined and accounted for as currently defined and accounted for in the Company's financial statements; and (ii) "GROSS REVENUES" shall be those amounts stated in the Company's financial statements.

        6.     STOCK OPTION CONTRACT.

               Simultaneously with the execution hereof, Executive and the Company are entering into a Stock Option Contract and related Stockholder Agreement substantially in the form of Exhibit A hereto. It is understood and agreed that the exercise price of the options to be granted under the Stock Option Agreement shall be at the price per share which is equal to the price per share in the initial private equity financing which is consummated by the Company within 180 days immediately following the execution of this Agreement; provided however, that if there is no such private equity financing consummated within 180 days following the execution of this Agreement, the price per share shall be the fair market value price as of the date of this Agreement.

        7.     EXPENSES; FRINGE BENEFITS

               (a) In addition to the compensation provided for under paragraphs 4 and 5, the Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary, and reasonably documented business or entertainment expenses incurred in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect. The Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require.

               (b) During the Term, the Executive and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any welfare benefit plans and programs provided by the Company to senior management of the Company (including without limitation, medical, dental,



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disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) applicable generally to senior management of the Company, subject, however, to the applicable eligibility and other provisions of the various plans and programs in effect from time to time. During the period of employment with the Company in which Executive is not eligible for medical and dental coverage by the Company's welfare benefit plans and programs, the Company will reimburse Executive for Executive's expenses which are estimated at $725.00 in connection with the continuation of medical and dental coverage from Executive's previous employer under COBRA.

               (c) During the Term, the Executive shall be entitled to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan) applicable generally to senior management of the Company, subject, however, to applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term, the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect and available generally to the senior management of the Company and consistent with the applicable guidelines determined by the Company.

               (d) The Executive shall be entitled to three (3) weeks paid vacation during each calendar year during the Term, to be taken at such time(s) as shall not materially interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect for its senior management generally, upon such terms as may be provided of general application to senior management of the Company.

               (e) During the Term, Executive shall have the use of a Company-owned car to be used in connection with Executive's travel and commuting needs which will be provided at no expense to Executive.

               (f) Notwithstanding anything to the contrary contained above, the Company shall be entitled to terminate or reduce any employee benefit or perquisite enjoyed by the Executive pursuant to the provisions of paragraph 7(b), (c), or (d) above if such reduction is part of a reduction applicable to senior management of the Company generally.

        8.     TERMINATION

               (a) The Company, by direction of the President and/or the Board, shall be entitled to terminate the Term and to discharge the Executive for "cause" effective immediately upon the giving of written notice. The term "cause" shall include the following:



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                                    (i) After notice and a fifteen (15) day
                             opportunity to cure, in the case of either of the following: (x) the Executive's failure or refusal to perform his duties and responsibilities as set forth in paragraph 3 hereof in any material respect, or (y) the failure of the Executive to devote substantially all of his business time and attention exclusively to the business and affairs of the Company in accordance with the terms hereof;

                                    (ii) The misappropriation of funds or
                             property of the Company;

                                    (iii) The use of alcohol or illegal drugs,
                             materially interfering with the performance of the Executive's obligations under this Agreement, continuing after written warning;

                                    (iv) The conviction in a court of law of, or
                             entering a plea of guilty or no contest to, any felony or any crime involving moral turpitude, dishonesty or theft;

                                    (v) The commission by the Executive of any
                             willful or intentional act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company, including without limitation, a breach of the provisions of paragraphs 10 and 11 of this Agreement; and

                                    (vi) Any material breach (not covered by any
                             of the clauses (i) through (v) above) of any term, provision or condition of this Agreement.

               (b) Upon the termination of the employment of the Executive with the Company (x) pursuant to paragraph 8(a) or (y) any termination by the Executive other than a termination contemplated under paragraph 8(c) below, the Company shall pay the Executive, subject to any appropriate offsets, as permitted by applicable law, for debts or money due to the Company (collectively, "OFFSETS"), his salary compensation, Performance Bonus compensation earned but unpaid, any unused accrued vacation only through, and any unpaid reimbursable expenses outstanding as of, the Date of Termination. In the event that Executive's Date of Termination is other than the last day of a period used to determine a Performance Bonus, Executive shall be paid a Performance Bonus for the period in which the Date of Termination occurs pro rated to the Date of Termination in accordance with the provisions of paragraph 5(b) above. Any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in paragraphs 7(b) and (c) above, or any other applicable plans and programs, as of his Date of



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Termination shall be determined in accordance with the terms of such plans and programs. In connection with the Executive's termination by the Company for cause, except as provided in this paragraph 8(b), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amount of whatever nature.

               (c) In the event that the Company is in default of a material term of this Agreement (including, without limitation, the assignment to the Executive of duties which are materially inconsistent with the duties described in paragraph 3(b) above), which default remains uncured for a period of 30 days after written notice of such default from the Executive to the Company (such notice to specify the specific nature of the claimed default and the manner in which the Executive requires such default to be cured), and Executive elects to terminate his employment hereunder, then the Executive shall be deemed to have been terminated by the Company without cause. Such termination by the Executive, or in the event the Company terminates the employment of the Executive other than for cause as contemplated in paragraph 8(a) above shall hereinafter be referred to as a "TERMINATION WITHOUT CAUSE".

               (d) Notwithstanding any other provision of this agreement to the contrary, the Executive shall be deemed to have been terminated without cause in the case of any of the following:

                             (i) a change in Executive's title or reporting
structure such that a demotion can reasonably be inferred from such change; provided however, that nothing contained herein shall be deemed to limit Company's ability to change the reporting structure hereunder in such a manner that a demotion would not be reasonably inferred (e.g. Company may choose to have Executive report to another member of senior management);

                             (ii) a reduction in excess of 10% in Executive's
base compensation or the elimination of an opportunity for a raise in the normal course, other than as generally applicable to other members of senior management;

                             (iii) a material reduction in, interference with or
elimination of a performance bonus opportunity or incentive stock option, other than as generally applicable to other members of senior management; provided however that nothing contained herein shall be deemed to (i) modify in any respect the rights and obligations of the parties hereto under the Stock Option Contract; or (ii) obligate Company to grant additional incentive stock options during the Term solely as a result of the Company's election to grant incentive stock options to another member or a minority of members of senior management, provided further, however, that during the first six months of the



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Term, the Company may grant incentive stock options to any member or members of senior management or to employees generally without regard to the limitation stated in this paragraph 8(d)(iii); or

                             (iv) a change in job location outside of 50 miles
of the Company's current offices; provided however, so long as the Company agrees to pay Executive's reasonable moving and relocation expenses; such change in job location shall not be deemed to be termination without cause.

               (e) In the event of a termination without cause by the Company, as liquidated damages, the Executive shall be entitled to continue to receive from the Company, subject to any Offsets, for so long as the Executive is not in breach of his obligations to the Company under paragraphs 10 and 11 hereof, (i) his then applicable salary compensation when otherwise payable through the Date of Termination and for a period of six (6) months (or twelve (12) months if extended pursuant to the terms of paragraph 10(c) hereunder) commencing on the Date of Termination (the "Severance Period'), and (ii) any unpaid reimbursable expenses outstanding, Performance Bonus earned but unpaid, and any unused accrued vacation, as of the Date of Termination. In the event that Executive's Date of Termination is other than the last day of a period used to determine a Performance Bonus, Executive shall be paid a Performance Bonus for the period in which the Date of Termination occurs pro rated to the Date of Termination in accordance with the provisions of paragraph 5(b) above. Furthermore, during the Severance Period, Executive shall also continue to participate in or receive, without cost to Executive, all of the plans and programs stated in paragraphs 7(b) and (c) above, as well as life insurance policies, if any, stated in paragraph 16, all of which were provided to Executive prior to the Date of Termination. Except as specifically provided in this paragraph 8(c), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amount of whatever nature.

        9.     DISABILITY: DEATH

               (a) In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and the Executive shall fail to perform such duties for periods aggregating 180 days, whether or not continuous, in any continuous period of 270 days, the Company shall have the right, in addition to all of its other rights hereunder, to terminate the Executive's employment hereunder as at the end of any calendar month after the 180th day of disability, upon at least 30 days' prior written notice to him. In the event of the Executive's death, the Date of Termination shall be the date of such death.



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               (b) In the event the Executive's employment terminates pursuant to paragraph 9(a), the Executive, or in the case of his death, the Executive's estate, shall be entitled to receive when otherwise payable, subject to any Offsets, (i) all salary compensation and Performance Bonus earned but unpaid as of the Date of Termination and (ii) any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of such date. Any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in paragraphs 7(b) and (c) above, or any other applicable plans and programs, as of his Date of Termination shall be determined in accordance with the terms of such plans and programs. In the event of the Executive's termination due to disability or death, except as provided in this paragraph 9(b), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature.

        10.    NON-COMPETITION AND PROTECTION OF CONFIDENTIAL INFORMATION

               (a) The Executive agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with the clients and employees of the Company. The Executive acknowledges that the rendering of services to the clients of the Company necessarily requires the disclosure to the Executive of confidential information and trade secrets of the Company (such as, without limitation, marketing plans, media plans, budgets, corporate policies, client preferences, proprietary technologies, technical specifications and the like, and policies, and identity of appropriate personnel of clients with sufficient authority to influence a shift in suppliers). The parties hereto agree that, in the course of the Executive's employment with the Company, the Executive has and will continue to develop a personal relationship with the Company's clients and a knowledge of those clients' affairs and requirements, and that the relationship of the Company with its established clientele will therefore be placed in the Executive's hands in confidence and trust. The Executive consequently agrees that it is reasonable and necessary for the protection of the trade secrets, goodwill and business of the Company that the Executive make the covenants contained herein. Accordingly, the Executive agrees that, while he is in the employ of the Company and for a one-year period after the Date of Termination, he shall not except on behalf of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company:

                             (i) attempt in any manner, either on his own behalf
                      or on behalf of any other person or entity, to solicit from any client business of the type performed by the Company or to persuade any client to cease to do business or to reduce the amount of



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                      business which any such client has customarily done or
                      is reasonably expected to do with the Company, whether or not the relationship between the Company and such client was originally established in whole or in part through his efforts; or

                             (ii) employ as an employee or retain as consultant
                      any person who is then or at any time during the preceding twelve months was an employee of or consultant to the Company, or persuade or attempt to persuade any employee of or consultant to the Company to leave the employ of the Company or to become employed as an employee or retained as a consultant by anyone other than the Company; or

                             (iii) render to or for any client any services of
                      the type rendered by the Company.

As used in this paragraph 10, the noun "COMPANY" shall include subsidiaries and affiliates of the Company and the term "CLIENT" shall mean (1) anyone who is a client of the Company on the Date of Termination or, if the Executive's employment shall not have terminated, at the time of the alleged prohibited conduct (the "DETERMINATION DATE"); (2) anyone who was a client of the Company at any time during the two year period immediately preceding the Determination Date; and (3) any prospective clients to whom the Company had made a new business presentation at any time during the one year period immediately preceding the Determination Date.

               (b) The Executive also agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any confidential information or trade secret of the Company, or any client of the Company, or utilize such confidential information or trade secret for his own benefit, or for the benefit of any third party. All memoranda, notes, records or other documents compiled by him or made available to him during the Term pertaining to the business of the Company or its respective clients shall be the property of the Company and shall be delivered to the Company immediately upon the termination of his employment or at any other time, upon request. The term "confidential information or trade secret" does not include information which (i) becomes generally available to the public other than by breach of this provision or (ii) the Executive learns from a third party who is not under an obligation of confidence to the Company. In the event that the Executive becoMes legally required to disclose any confidential information or trade secret, he will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this paragraph 10(b). In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this paragraph 10(b), the Executive will furnish



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only that portion of the confidential information or trade secret which is legally required and will exercise his best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information or trade secret.

               (c) Executive agrees that during the Term and for a period of six months thereafter (the "NON-COMPETITION PERIOD"), he shall have no interest directly or indirectly in any business, the products or services of which directly compete with the products or services of the Company, or its affiliates, and Executive shall perform no services for nor lease, license or sell any product or property to any person, firm or corporation engaged in any such business other than for or on behalf of the Company and its affiliates. Further, the Company may, at its option, at any time within 90 days after the Date of Termination, by written notice to Executive in accordance with paragraph 17 hereof, elect to extend the Non-Competition Period for an additional six months by agreeing to continue to pay the Executive the salary compensation applicable to Executive's last regular pay period for such additional six month period, payable in accordance with the Company's standard payroll practices, commencing at the time that the Non-Competition Period would otherwise expire. If the Company elects to extend the Non-Competition Period as contemplated hereunder, Executive will continue to participate in or receive, without cost to Executive, all of the plans and programs stated in paragraph 8(e). The foregoing shall not preclude Executive from owning not more than one percent (1%) of the outstanding common stock of any company whose shares are publicly traded; nor preclude Executive from working for a division or part of such a firm or corporation which division or part is not engaged in any manner in such business.

               (d) If the Executive commits a breach, or is about to commit a breach, of any of the provisions of paragraphs 10(a), (b) or (c) above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and seek all such other remedies available to them under law or in equity and shall be entitled to such damages as they can show they have sustained by reason of such breach.

               (e) The parties acknowledge that the type and periods of restriction imposed in the provisions of paragraphs 10(a), (b) and (c) above are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company; and



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that the time, scope, geographic area and other provisions of this paragraph 10 have been specifically negotiated by sophisticated commercial parties, it being understood that the clients of the Company may be serviced from any location and accordingly it is reasonable that the restrictive covenants set forth herein are not limited by narrow geographic area. The Executive specifically acknowledges that his being restricted from servicing clients as provided in paragraph 10 of this Agreement will not prevent him from being employed or earning a livelihood in the type of business conducted by the Company. If any of the covenants in paragraphs 10(a), (b) or (c) above, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 10(a), (b) or
(c), or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in paragraphs 10(a), (b) and (c) above upon the courts of any state or other jurisdiction within the geographical scope of such covenants in which a breach or alleged breach of a covenant contained in paragraph 10(a), (b) or (c) has been alleged to have occurred. In the event that the courts of any one or more of such states or other jurisdictions shall hold any such covenants wholly or partially unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other states or other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or other jurisdictions, the above covenants as they relate to each state or other jurisdiction being, for this purpose, severable into diverse and independent covenants.

        11.    INTELLECTUAL PROPERTY

        During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during the course of employment which relate directly or indirectly to the business of the Company, including without limitation, any design, logo, slogan or campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, advertising campaigns, promotional campaigns, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder will be deemed works for hire and the sole and absolute property of the Company. The Executive agrees that, at the Company's request, at any time during the Term of this



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Agreement and thereafter, he will promptly take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

        12.    ENFORCEABILITY

               The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

        13.    ASSIGNMENT

               This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company; provided, however, the Company may not assign or transfer its rights under this Agreement except in connection with a merger or consolidation (whether or not the Company is the continuing entity), or the sale or liquidation of all or substantially all the assets of the Company in connection with which such assignee or transferee assumes the liabilities, obligations and duties of the Company as contained in this Agreement, either contractually or as a matter of law.

        14.    MODIFICATION

               This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement and approved by the President of the Company.

        15.    SEVERABILITY; SURVIVAL

               In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected, or if any one or more of the provisions contained herein shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed by limiting and reducing such provisions so as to be enforceable to the maximum extent compatible with applicable law. The respective rights and obligations of the parties hereunder shall survive the



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termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

        16.    LIFE INSURANCE

               The Executive agrees that the Company shall have the right to obtain life insurance on the Executive's life, at the sole expense of the Company, as the case may be, and with the Company as the sole beneficiary thereof. The Executive shall (a) cooperate fully in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and (c) take any reasonably required medical examinations. Upon termination, Executive shall have the right to convert any such policy so obtained by the Company for Executive's own benefit; provided however, that Executive assumes all obligations pertaining to such policies including but not limited to the payment of any and all premiums.

        17.    NOTICES

               Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission or prepaid overnight courier service, and in each case, addressed as follows:

               If to the Executive:
               Mr. Kenneth J. Hall
               49 Breezemont Avenue
               Riverside, CT  06878

               If to the Company:

               ICon CMT Corp.
               1200 Harbor Boulevard
               Weehawken, New Jersey 07087
               Attention:  General Counsel
               Fax:  201 601-1917

               Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.



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        18.    APPLICABLE LAW

               This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without application of conflict of law provisions applicable herein.

        19.    NO CONFLICT

               The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

        20.    ENTIRE AGREEMENT

        This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company are nullified and superseded hereby.

        21.    HEADINGS

               The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

        22.    MISCELLANEOUS

               (a) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (b) Following the date hereof and regardless of any dispute that may arise in the future, the Executive will not, and will use his best efforts to cause his business associates to not, disparage, criticize or make statements to the detriment of the Company, or any of their affiliates; and the Company will not, and will use their best efforts to cause their affiliated companies to not, disparage, criticize or make statements to the detriment of the Executive.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

        ICON CMT CORP.

        By:   /s/ Scott Baxter
           ----------------------------------------
        Name: Scott Baxter
        Title:   President & CEO

         /s/ Kenneth J. Hall
         ------------------------------------------
        KENNETH J. HALL


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